UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2008

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Jefferson Island Storage & Hub, LLC (“Jefferson Island”), a subsidiary of AGL Resources Inc., today served discovery requests on the State of Louisiana and intends to seek a trial date in its pending lawsuit over its natural gas storage expansion project at Lake Peigneur.  The storage expansion project would add two salt dome storage caverns under Lake Peigneur to the two caverns currently owned and operated by Jefferson Island.  Jefferson Island originally filed the suit against the State in the 19th Judicial District Court in Baton Rouge in September 2006, after the State informed Jefferson Island that its mineral lease, which authorizes salt extraction to create the two new storage caverns, had terminated.

Jefferson Island also asserted additional claims against the State seeking to obtain a declaratory ruling that Jefferson Island’s surface lease, under which it operates its existing two storage caverns, authorizes the creation of the two new expansion caverns, separate and apart from the mineral lease challenged by the State.

Jefferson Island is an intrastate natural gas storage facility that serves Louisiana production companies, pipelines, distribution companies, manufacturers, businesses and industries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: March 31, 2008	/s/ Paul R. Shlanta
Paul R. Shlanta Executive Vice President and General Counsel and Chief Ethics and Compliance Officer